Exhibit 99.1

Schultze Special Purpose Acquisition Corp. II Announces Pricing of $150 Million Initial Public Offering

RYE BROOK, NEW YORK, Oct. 07, 2021 (GLOBE NEWSWIRE) -- Schultze Special Purpose Acquisition Corp. II (the “Company”), a special purpose acquisition company, today announced the pricing of its initial public offering of 15,000,000 units at a price of $10.00 per unit. The units are expected to be listed on the Nasdaq Global Market (“Nasdaq”) and begin trading on October 8, 2021, under the ticker symbol “SAMAU”.

Each unit to be issued in the offering consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Once the securities comprising the units commence separate trading, the Class A common stock and redeemable warrants are expected to be listed on Nasdaq under the symbols “SAMA” and “SAMAW”, respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The offering is expected to close on October 13, 2021, subject to customary closing conditions.

Stifel, Nicolaus & Company, Incorporated and Mizuho Securities USA LLC are acting as joint book-running managers for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 2,250,000 units to cover over-allotments, if any.

A registration statement relating to the securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 7, 2021. The offering is being made only by means of a prospectus, which forms a part of the registration statement. Copies of the prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, copies may be obtained, when available, from Stifel, Nicolaus & Company, Incorporated, Attention: Syndicate Department, One South Street, 15th Floor, Baltimore, Maryland 21202, email: syndprospectus@stifel.com, or by telephone: (855) 300-7136.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Schultze Special Purpose Acquisition Corp. II

Schultze Special Purpose Acquisition Corp. II is a blank check company formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Although the Company’s search for a target business is not limited to a particular industry or geographic region, it intends to initially focus on pursuing business combinations with target companies that may be experiencing liquidity constraints, are financially stressed or have experienced and emerged from a financial restructuring. The Company’s sponsor is an affiliate of Schultze Asset Management, LP, an alternative investment management firm founded in 1998 that primarily focuses on distressed, special situation and event-driven securities.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and preliminary prospectus for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts

Schultze Special Purpose Acquisition Corp. II (914) 701-5260

George J. Schultze, schultze@samco.net

Gary M. Julien, gjulien@samco.net

Angela Lui, Managing Director, Business Development, Schultze Asset Management, alui@samco.net